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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                           Federal Signal Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                       [FEDERAL SIGNAL CORPORATION LOGO]
                             1415 WEST 22ND STREET
                           OAK BROOK, ILLINOIS 60523

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 17, 2003

To the Stockholders of
Federal Signal Corporation

     The Annual Meeting of Shareholders of Federal Signal Corporation ("Federal") for the year 2003 will be held at the Marriott Hotel-Oak Brook, 1401 West 22nd Street, Oak Brook, Illinois, on Thursday, April 17, 2003, at 11:00 a.m., local time, for the following purposes:

          1. To elect three directors of Federal;

          2. To consider and act on a proposal to amend the Federal Signal Corporation Stock Benefit Plan to increase the number of shares of Common Stock subject to the Plan and to allow the granting of stock awards to directors in lieu of fees, all as set forth in the accompanying proxy statement; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business, February 20, 2003, as the record date for determining the holders of Common Stock of Federal entitled to notice of and to vote at the meeting or any adjournment thereof.

     A copy of Federal's Financial Statements and its Annual Report for the year ended December 31, 2002 and a Proxy Statement accompany this notice.

     IMPORTANT! TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

     NO POSTAGE IS REQUIRED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                            By order of the Board of Directors

                                            KIM A. WEHRENBERG
                                            Secretary

March 14, 2003

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Notice of Annual Meeting of Shareholders
General Information.........................................    1
Voting Securities...........................................    1
Security Ownership of Certain Beneficial Owners.............    2
Election of Directors.......................................    2
Board of Directors and Committees...........................    4
Corporate Governance........................................    5
Executive Compensation......................................    6
Compensation and Benefits Committee Report on Executive
  Compensation..............................................    9
Amendment to the Stock Benefit Plan.........................   12
Audit Committee Report......................................   12
Accounting Information......................................   13
Future Stockholder Proposals................................   13
Other Business..............................................   13
Audit Committee Charter -- Exhibit A........................  A-1
Stock Benefit Plan -- Exhibit B.............................  B-1

                       [FEDERAL SIGNAL CORPORATION LOGO]
                             1415 WEST 22ND STREET
                           OAK BROOK, ILLINOIS 60523

                                  MAILING DATE
                                  ON OR ABOUT
                                 MARCH 14, 2003
                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 17, 2003

                              GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Federal Signal Corporation ("Federal") for use at the Annual Meeting of Shareholders to be held on Thursday, April 17, 2003, and any adjournment thereof. Costs of solicitation will be borne by Federal. Following the original solicitation of proxies by mail, certain officers and regular employees of Federal may solicit proxies by correspondence, telephone, e-mail, or in person, but without extra compensation. Federal will reimburse brokers and other nominee holders for their reasonable expenses incurred in forwarding the proxy materials to the beneficial owners.

     Each proxy solicited herewith will be voted as to each matter as the stockholder directs thereon, but in the absence of such directions it will be voted for the nominees specified herein and for the amendment of the Stock Benefit Plan. Any proxy solicited herewith may be revoked by the stockholder at any time prior to the voting thereof, but a revocation will not be effective until satisfactory evidence thereof has been received by the Secretary of Federal.

                               VOTING SECURITIES

     The holders of record of the Common Stock of Federal at the close of business on February 20, 2003 will be entitled to vote at the meeting. At such record date, there were outstanding 47,967,626 shares of Common Stock. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted to determine if a quorum is present. Abstentions are counted as votes cast, whereas broker non-votes are not counted as votes cast for determining whether a proposition has been approved. Each stockholder of record will be entitled to one vote for each share of Common Stock standing in the name of the holder on the books of Federal on the record date. A plurality of votes cast at the meeting is required for the election of directors and approval of a majority of shares entitled to vote is required for all other matters submitted to shareholders for a vote.

                         SECURITY OWNERSHIP OF CERTAIN
                               BENEFICIAL OWNERS

     The following table sets forth information as of December 31, 2002 (unless otherwise noted) with respect to (i) any person who is known to Federal to be the beneficial owner of more than 5% of Federal's Common Stock, which is Federal's only class of outstanding voting securities, and (ii) each director, and all directors and officers as a group:

                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL    PERCENT OF
                            NAME                              OWNERSHIP(2)     CLASS
                            ----                              ------------   ----------
Beneficial Owners of more than 5% of Federal's Common Stock:
     Perkins, Wolf, McDonnell & Company.....................   4,742,300        9.93%
     Capital Research & Management Company..................   3,200,000        6.70%
Each Director and Five Executive Officers and Executive
  Officers and Directors as a Group:(1)
     Charles R. Campbell, Director..........................      39,137         .08%
     James C. Janning, Director.............................      15,000         .03%
     Paul W. Jones, Director................................      16,438         .03%
     James A. Lovell, Jr., Director.........................      40,212         .08%
     Walden W. O'Dell, Director.............................           0         .00%
     Joan E. Ryan, Director.................................           0         .00%
     Joseph J. Ross, Director and Executive Officer.........   1,104,425        2.31%
     Richard R. Thomas, Director............................     122,348         .26%
     Andrew E. Graves, Executive Officer....................      29,844         .06%
     Stephanie K. Kushner, Executive Officer................      11,065         .02%
     Kim A. Wehrenberg, Executive Officer...................     264,435         .55%
     Richard L. Ritz, Executive Officer.....................     105,502         .22%
     All Directors and Executive Officers as a group (15
       persons).............................................   1,863,799        3.89%

------------

(1) The information contained in this table is based upon information furnished to Federal by the individuals named above. Except as set forth in the following footnotes, each director claims sole voting and investment power with respect to these shares.

(2) These figures include options shares exercisable within 60 days as follows:
    Mr. Campbell, 6,500; Mr. Janning, 5,000; Mr. Thomas, 6,500; Mr. Lovell, 12,845; Mr. Jones, 12,438; Mr. Ross, 323,333; Ms. Kushner, 0; Mr.
    Wehrenberg, 55,167; Mr. Graves, 0; and Mr. Ritz, 61,833. These figures also include stock award shares pursuant to Federal's Stock Benefit Plan which are subject to certain restrictions under the plan, as follows: Mr. Ross, 53,750; Ms. Kushner, 10,000; Mr. Wehrenberg, 9,250; Mr. Graves, 23,000; and
    Mr. Ritz, 6,900.

                             ELECTION OF DIRECTORS

     Federal's Board of Directors consists of eight directors divided into three classes with one class term expiring each year. Ms. Joan E. Ryan and Messrs. James C. Janning and Joseph J. Ross are nominated as Class III directors for election at this Annual Meeting for a term to expire at the 2006 Annual Meeting or until their successors are elected and qualified.

     The accompanying proxy card permits a stockholder to direct whether his or her shares are to be voted for or withheld from the vote for the nominees and to vote for, against or abstain with regard to the amendment of the Stock Benefit Plan. Each proxy will be voted as the stockholder directs thereon; however, if no such direction is given, it is the present intention of the persons named in the proxy card to vote such proxies for the election of the above-named nominees as directors and for the amendment of the Stock Benefit Plan. If on account of death or unforeseen contingencies a nominee shall not be available for election, the persons named in the proxy will vote the proxies for such other person(s) as the Nominating and Governance Committee may nominate as directors so as to provide a full board. The three nominees receiving the highest number of votes cast will be elected as directors.

     Information regarding the nominees for election and the directors continuing in office is set forth below:

                                    YEAR FIRST   YEAR PRESENT                 PRINCIPAL OCCUPATION
                                      BECAME         TERM                      OR EMPLOYMENT FOR
            NAME              AGE    DIRECTOR      EXPIRES                     LAST FIVE YEARS(1)
            ----              ---   ----------   ------------                 --------------------
NOMINEES:
    James C. Janning........  55       1999          2003       Mr. Janning is Group President of Harbour Group,
                                                                Ltd., a diversified holding company, and has
                                                                held various executive positions at Harbour
                                                                Group since 1987. Mr. Janning is also a director
                                                                of Menasha Corp., a manufacturing and printing
                                                                company, and a director and Chairman of Menasha
                                                                Forest Products Corp., a forestry business.
    Joseph J. Ross..........  57       1986          2003       Mr. Ross is Chairman and Chief Executive Officer
                                                                of Federal. He also served as President and
                                                                Chief Executive Officer from December, 1987
                                                                until February, 2001. He is a director of Quanex
                                                                Corporation, a manufacturer of engineered
                                                                materials.
    Joan E. Ryan............  46       2002          2003       Ms. Ryan is Senior Vice President and Chief
                                                                Financial Officer of SIRVA, Inc., a global
                                                                relocation services company. She was Executive
                                                                Vice President and Chief Financial Officer of
                                                                Tellabs, Inc., a communication innovative
                                                                bandwidth company, from 2000 until 2003. She was
                                                                Senior Vice President and Chief Financial
                                                                Officer of Alliant Foodservice Corporation, a
                                                                broadline foodservice distributor, from 1998 to
                                                                2000.
CONTINUING DIRECTORS:
    Charles R. Campbell.....  63       1998          2005       Mr. Campbell is a principal in The Everest
                                                                Group, a management consulting firm, and was
                                                                Senior Vice President and Chief Financial and
                                                                Administrative Officer of Federal Signal
                                                                Corporation from 1985 to 1995. He is a director
                                                                of Home Products International, Inc., a
                                                                houseware products company.
    Paul W. Jones...........  54       1998          2005       Mr. Jones retired in November 2002. He had been
                                                                Chairman, President and Chief Executive Officer
                                                                of U.S. Can Company since April, 1998 and was
                                                                President and Chief Executive Officer of
                                                                Greenfield Industries, Inc., a tool
                                                                manufacturer, from 1989 to 1998. Mr. Jones is a
                                                                director of Regal Beloit Corporation, a
                                                                manufacturer of power transmission components
                                                                and perishable cutting tools.
    James A. Lovell, Jr.....  74       1984          2005       Mr. Lovell is President of Lovell
                                                                Communications, a consulting company. He retired
                                                                in 1990 as Executive Vice President, Corporate
                                                                Staff and as a director of Centel Corporation, a
                                                                telecommunications company.

                                    YEAR FIRST   YEAR PRESENT                 PRINCIPAL OCCUPATION
                                      BECAME         TERM                      OR EMPLOYMENT FOR
            NAME              AGE    DIRECTOR      EXPIRES                     LAST FIVE YEARS(1)
            ----              ---   ----------   ------------                 --------------------
    Walden W. O'Dell........  57       2001          2004       Mr. O'Dell has been Chairman, President and
                                                                Chief Executive Officer of Diebold,
                                                                Incorporated, a provider of integrated
                                                                self-service delivery systems, security
                                                                solutions and services, since 2000 and President
                                                                and CEO since 1999. Previously, he was Group
                                                                Vice President, Tool Group and President of
                                                                Ridge Tool Division, Emerson; President, Liebert
                                                                Corporation (a subsidiary of Emerson), a
                                                                manufacturer of electrical, electromechanical
                                                                and electronic products and systems.
    Richard R. Thomas.......  69       1994          2004       Mr. Thomas retired in 1994 as President of the
                                                                Tool Group of Federal Signal Corporation.

------------

(1) The information contained in this table is based upon information furnished to Federal by the individuals named above.

                       BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors has determined that all of Federal's directors except Mr. Ross, the Chairman and Chief Executive Officer, qualify as independent directors.

     Pursuant to its by-laws, Federal has established standing audit, nominating and governance, compensation and benefits and executive committees.

     The Board of Directors has adopted a revised Charter for the Audit Committee, attached as Exhibit A, to comply with the requirements of the New York Stock Exchange and the Sarbanes-Oxley Act. The Audit Committee is responsible for monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements, including the Company's Code of Business Conduct for all employees and Code of Ethics for the Chief Executive Officer and senior financial officers. In fulfilling its role, the Audit Committee reviews the design and operation of internal control processes and the manner in which the Company controls its major financial risk exposures. The Audit Committee has direct and regular access to the Company's financial executives, including the internal auditor and the Chief Financial Officer, and the independent auditor. The Audit Committee has the sole authority to appoint or replace the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. In addition, the Audit Committee considers and approves the performance of non-audit services by such accountants, taking into consideration the effect which the performance of these services may have upon the independence of the accountants. The by-laws prohibit a director who is also an employee of Federal from serving on the Audit Committee. The members of the Audit Committee are Charles Campbell, Chairman, James Janning, Joan Ryan and Richard Thomas. The Board of Directors has determined that Mr. Campbell and Ms. Ryan qualify as "audit committee financial experts" as defined by the Securities and Exchange Commission.

     The Nominating and Governance Committee is responsible for recommending guidelines to the Board of Directors for the governance of the Company, including the structure and function of the Board of Directors and its committees and the management of the Company, as well as identification and recommendation to the Board of Directors of candidates to be elected as directors. No procedure has been adopted by the committee for considering the recommendation of director nominees by stockholders. The Chairman of the Nominating and Governance Committee acts as the presiding director of executive sessions (no management present) of the Board of Directors. The members of the Nominating and Governance Committee are James Lovell, Jr., Chairman, Paul Jones and Charles Campbell.

     The Compensation and Benefits Committee reviews and recommends to the Board of Directors policies, practices and procedures relating to the compensation of managerial employees, including the Chief Executive

Officer and other officers, and the establishment, investment of funds, and administration of employee benefit plans. The members of the Compensation and Benefits Committee are Paul Jones, Chairman, James Janning and Walden O'Dell.

     During 2002, the Board of Directors held a total of six meetings and the Executive Committee of the Board, which generally exercises the power and authority of the Board in the intervals between full board meetings, held no meetings. The members of the Executive Committee are Joseph Ross, Chairman, James Lovell, Jr. and Richard Thomas. During 2002, the Compensation and Benefits Committee held five meetings; the Nominating and Governance Committee held three meetings; and the Audit Committee held four meetings. No director attended less than 75% of the meetings of the Board and of each committee of which he or she was a member.

     Directors who are not officers of Federal receive the following compensation. Director and committee fees for Mr. Lovell are $40,500 and 2,000 stock options. He is also eligible for a retirement benefit of $15,000 per year for up to 10 years after retirement. The pension plan was replaced by stock option grants for all other directors. Ms. Ryan and Messrs. Campbell, Janning, Jones, O'Dell and Thomas receive an annual retainer of $29,500 and a $1,000 fee for each Board meeting and each committee meeting they attend. They also received an initial grant of 5,000 shares of stock options, plus 4,000 shares of options per year. All directors may elect to receive stock options in lieu of cash fees as described in the Stock Benefit Plan. Directors are also reimbursed for their expenses relating to attendance at meetings and receive $500 for each telephone meeting.

CORPORATE GOVERNANCE

     Federal is committed to good corporate governance. The foundation of Federal's corporate governance is the independence of our directors, being a good corporate citizen and a commitment to our shareholders' interests. In accordance with the requirements of the New York Stock Exchange and the Sarbanes-Oxley Act, the Board of Directors of Federal has adopted Corporate Governance Guidelines as well as charters for the Nominating and Governance Committee, the Compensation and Benefits Committee and the Audit Committee. These guidelines and charters, as well as the Business Conduct Policy and the Code of Ethics, are available for review on Federal's website at http://www.federalsignal.com.

                             EXECUTIVE COMPENSATION

     The following is the Summary Compensation Table for the Chief Executive Officer and four other top executive officers of Federal for compensation earned during the 2002 fiscal year:

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                          ANNUAL COMPENSATION              --------------------
                               -----------------------------------------   RESTRICTED   NUMBER
                                                            OTHER ANNUAL     STOCK        OF         ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR    SALARY     BONUS     COMPENSATION   AWARDS(1)    OPTIONS   COMPENSATION(2)
 ---------------------------   ----   --------   --------   ------------   ----------   -------   ---------------
Joseph J. Ross...............  2002   $570,000   $218,538            0      $912,200    20,000        $20,593
  Chairman and Chief           2001    550,000    123,833            0       418,200    80,000         27,044
  Executive Officer            2000    479,250    341,000            0       239,063         0         24,228
Andrew E. Graves.............  2002    340,000     86,904                    185,680    25,000          6,966
  President and Chief          2001    298,000     80,467     $100,000       405,000    70,000          5,348
  Operating Officer(3)
Stephanie K. Kushner.........  2002    195,833    137,769            0       256,700    25,000          1,762
  Vice President and Chief
    Financial Officer(4)
Kim A. Wehrenberg............  2002    199,000     47,103            0       139,260    10,000          7,084
  Vice President, General      2001    192,000     38,894            0        83,640    10,000          7,407
  Counsel and Secretary        2000    178,000     68,708            0        79,688         0          9,556
Richard L. Ritz..............  2002    150,000     31,725            0       104,445     6,000          5,215
  Vice President and           2001    145,000     24,478            0        66,912    16,000          5,100
  Controller                   2000    126,000     45,255            0        51,000         0          5,100

------------

(1) Stock awards generally vest 25% on each anniversary date after the date of grant. The number and aggregate value of unvested stock awards as of December 31, 2002 were: for Mr. Ross 53,570 shares ($1,043,825), for Ms. Kushner 10,000 shares ($194,200), for Mr. Ritz 6,900 shares ($133,998), for
    Mr. Wehrenberg 9,250 shares ($179,635) and for Mr. Graves 23,000 shares ($446,660). Dividends are paid at the regular rate to these people on the unvested shares.

(2) This compensation consists of the Company-matching contribution under Federal's 401(k) savings plan, in which most employees participate, and the supplemental savings plan. Federal has a supplemental savings plan that allows executives to receive the 3% match (the same percentage as other employees) that they do not receive under the 401(k) plan because of the definition of compensation. The supplemental plan also allows the executives to tax defer some of their other compensation, but the Company does not make any additional matching contribution. The deferred compensation and 3% company matching contribution are invested in Federal Signal stock on behalf of the employees. This other compensation breaks out as follows, respectively: Mr. Ross $6,000, $14,593; Ms. Kushner $1,762, $0; Mr. Wehrenberg $5,970, $1,114; Mr. Graves $3,300, $3,666; Mr. Ritz $5,215, $0.

(3) Mr. Graves left Federal effective January 31, 2003. He will receive $385,000 over 12 months for services he is to perform and pursuant to his employment contract.

(4) Ms. Kushner's employment with Federal began on March 1, 2002.

                             EMPLOYMENT AGREEMENTS

     Federal has employment agreements with Messrs. Joseph J. Ross and Andrew E. Graves. The agreements continue until the December 31 following the employee's 65th birthday subject to earlier termination by either Federal or the employee. As of February 7, 2003, the termination salary under the agreement was $570,000 for Mr. Ross and $340,000 for Mr. Graves. As noted above, Mr. Graves left Federal effective January 31, 2003. The annual salary of Mr. Ross, which is approved by the Compensation and Benefits Committee, is not set by his employment agreement. In the discretion of the Board of Directors, annual compensation may be increased during the term of these agreements. If these employees are terminated by Federal under circumstances not involving cause, Federal would be obligated to pay in monthly installments an amount equal to the then applicable salary for one year, or, if less, the amount of minimum salary payable through the December 31 following such employee's 65th birthday. In the event of death of these employees prior to termination of employment, the employee's estate is entitled to receive in monthly installments an amount equal to one year's minimum compensation. Ms. Kushner and Messrs. Ross and Wehrenberg have change of control agreements and Mr. Graves had one. In the event Federal is subject to a "change of control" (as specifically defined), the agreements permit the employee to elect to terminate employment during a specified period and to receive termination payments equivalent to three years' W-2 compensation. Upon termination of employment for any reason, each employee is obligated not to engage in specified competitive activities for a period of three years. Ms. Kushner also has an agreement that provides for payment of one year's salary, currently $245,000, if Federal terminates her employment without cause. She is required to perform consulting services during the one-year period in return for the payments.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                  GRANT DATE
                                      INDIVIDUAL GRANTS                                              VALUE
----------------------------------------------------------------------------------------------   -------------
                                                 NUMBER OF SECURITIES
                                                  UNDERLYING OPTIONS
                                                  GRANTED 2/6/02 AT                % OF TOTAL     GRANT DATE
                                                   $23.21 PER SHARE                 OPTIONS      PRESENT VALUE
                                                   EXERCISE OR BASE                GRANTED TO     $ BASED ON
                                                   PRICE AND EXPIRE               EMPLOYEES IN   BLACK-SCHOLES
                                                        2/6/12          VESTING   FISCAL YEAR      METHOD(2)
                                                 --------------------   -------   ------------   -------------
Joseph J. Ross.................................         20,000(3)          3           7           $ 87,800
Andrew E. Graves...............................         25,000             3           9            111,750
Richard L. Ritz................................          6,000             3           2             26,820
Stephanie K. Kushner...........................         25,000(4)          4           9            123,500
Kim A. Wehrenberg..............................         10,000             3           4             44,700

------------

(1) No SARs were granted.

(2) The following assumptions were used under the Black-Scholes method:
    Volatility .28; risk free rate of return 2.7%; dividend yield 4.1%; expected life 8 years.

(3) Granted 2/7/02 at $22.83.

(4) Granted 3/1/02 at $25.67.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE
    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUE

                                                                                                      VALUE OF
                                                                           NUMBER OF SECURITIES     UNEXERCISED
                                                                                UNDERLYING          IN-THE-MONEY
                                                                           UNEXERCISED OPTIONS       OPTIONS AT
                                                                               AT FY-END(#)          FY-END($)
                                        SHARES ACQUIRED       VALUE            EXERCISABLE/         EXERCISABLE/
NAME                                    ON EXERCISE(#)    REALIZED($)(1)      UNEXERCISABLE       UNEXERCISABLE(2)
----                                    ---------------   --------------   --------------------   ----------------
Joseph J. Ross........................      40,000           $113,248            333,333              $201,450
                                                                                 100,000                     0
Andrew E. Graves......................           0                  0                  0                     0
                                                                                  95,000                     0
Richard L. Ritz.......................       5,333             14,192             61,833                26,860
                                                                                  25,000                     0
Stephanie K. Kushner..................           0                  0                  0                     0
                                                                                  25,000                     0
Kim A. Wehrenberg.....................      13,333            125,080             55,167                26,860
                                                                                  28,000                26,860

---------------

(1) Market value of underlying securities at exercise, minus the exercise or base price.

(2) "Spread" calculated by subtracting the exercise or base price from the closing stock price of $19.42 on December 31, 2002.

(3) Mr. Ross had stock option exercise loans with balances totaling $2,623,418 during 2002. Interest accrued at rates ranging from 6.01% to 3.93%. Mr. Ross repaid $1,103,672 on these loans in 2002 and repaid $798,225.58 in 2003, leaving a principal balance of $860,694.33 as of January 31, 2003. Mr. Ritz had a stock option loan of $30,165 in 2002 with an interest rate of 5.93%. He repaid $6,384 in 2002. The Compensation and Benefits Committee voted to prohibit additional loans to company officers in July 2002. Loans existing on July 17, 2002 must be repaid in accordance with their terms.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information about equity compensation plans of Federal as of December 31, 2002:

              PLAN CATEGORY                          (A)                     (B)                       (C)
-----------------------------------------  -----------------------   -------------------   ---------------------------
                                                  NUMBER OF               WEIGHTED            NUMBER OF SECURITIES
                                              SECURITIES TO BE        AVERAGE EXERCISE       REMAINING AVAILABLE FOR
        EQUITY COMPENSATION PLANS           ISSUED UPON EXERCISE          PRICE OF               FUTURE ISSUANCE
               APPROVED BY                     OF OUTSTANDING            OUTSTANDING          (EXCLUDING SECURITIES
            SECURITY HOLDERS                       OPTIONS                 OPTIONS           REFLECTED IN COLUMN(A))
-----------------------------------------  -----------------------   -------------------   ---------------------------
1988 Stock Benefit Plan..................           405,999                $21.61                          0
(1996) Stock Benefit Plan................         2,220,670                $21.33                    143,948
Equity Compensation Plans not approved by
  security holders.......................  The Company has no such plans.

                                                  ---------                ------                    -------
Total....................................         2,626,669                $21.37                    143,948

RETIREMENT PLANS

     Federal's Retirement Plan provides retirement benefits for salaried and hourly employees including officers. Contributions are made on an actuarial group basis, and no specific amount of contributions is set aside for any individual participant. The following table sets forth the approximate annual pension benefit based on years of service and compensation, but does not reflect dollar limitations under the Internal Revenue Code, as amended, which limits the annual benefits which may be paid from a tax-qualified retirement plan. Mr. Ross is covered by Federal's supplemental pension plans; amounts in excess of the qualified plan limitations will be paid from the general funds of Federal, pursuant to the terms of the supplemental plans. The amount of pension benefits is reduced by one-half of the amount of available individual Social Security benefits. Estimated credited years of service are as follows: Mr. Ross, 18.5, Ms. Kushner, 0; Mr. Wehrenberg, 15; Mr. Graves, 1; and Mr. Ritz, 17.5.

                               PENSION PLAN TABLE

             AVERAGE ANNUAL
            COMPENSATION FOR
          THE FIVE CONSECUTIVE
           CALENDAR YEARS OF                           APPROXIMATE ANNUAL STRAIGHT-LIFE ANNUITY
              THE LAST TEN                                   PENSION UPON RETIREMENT AT 65
               FOR WHICH                  -------------------------------------------------------------------
            COMPENSATION IS               10 YEARS OF   15 YEARS OF   20 YEARS OF   25 YEARS OF   30 YEARS OF
                HIGHEST                     SERVICE       SERVICE       SERVICE       SERVICE       SERVICE
          --------------------            -----------   -----------   -----------   -----------   -----------
$300,000................................   $ 50,000      $ 75,000      $100,000      $125,000      $150,000
 400,000................................     66,667       100,000       133,334       166,167       200,000
 500,000................................     83,334       125,000       166,667       208,334       250,000
 600,000................................    100,000       150,000       200,000       250,000       300,000
 700,000................................    116,667       175,000       233,333       291,667       350,000
 800,000................................    133,333       200,000       266,667       333,334       400,000
 900,000................................    150,000       225,000       300,000       375,000       450,000

     The maximum benefit under the qualified Retirement Plan is $100,000 less one-half of social security payments. For purposes of the Retirement Plan, an employee's compensation is his Annual Compensation as set forth in the Summary Compensation Table.

     In addition to a maximum of $100,000 under the qualified plan, Mr. Ross may be entitled to the amounts set forth in the table above in excess of $100,000 pursuant to the supplemental pension plan. Mr. Ross may also be entitled to an additional supplemental retirement payment equal to 20% of his cash compensation for the last calendar year before retirement after age 55, to be paid each year for 15 years after he retires.

     Also, pursuant to Federal's supplemental pension plans, Mr. Ross may be entitled to a pension supplement which has the effect of assuring that, regardless of his actual years of service, if he remains in the employment of Federal until age 65, he will receive benefits as if he had been continuously employed by Federal since his thirty-fourth birthday. Giving effect to this pension supplement, the additional years of service credited to Mr. Ross under Federal's Supplemental Retirement Plan as of December 31, 2002 is 3.25 years. The supplemental pension benefits for Mr. Ross make up the difference between his actual pension benefits and what they would have been with 30 years of service and for amounts in excess of the $100,000 qualified plan limit. Mr. Graves' pension supplement could have entitled him to a total benefit equal to 55% of his compensation at age 65 and would include 7.1 years of additional credited service. Mr. Graves' pension and supplemental pension benefits were lost when he left the Company on January 31, 2003. Ms. Kushner may receive a supplemental pension payment upon retirement on or after age 57. She is entitled to a $25,000 annual supplemental payment after five years of employment with the Company. This annual supplemental payment will increase by $5,000 for each year she works after five years of employment up to a maximum of $50,000 per year as a supplemental pension payment beginning on or after age 57.

COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Benefits Committee of the Board of Directors consists of three independent outside directors. The Committee meets without the Chief Executive Officer present to evaluate his performance and establish his compensation. Compensation for Federal's executive officers consists of three major components: salary, bonus and stock options/awards. The officers' compensation is based on the individual's skill level, years of experience, job duties and the individual's and Company's performance. The Committee uses its subjective evaluation of these factors, without a mechanical weighting, to determine the officer's salary and level of participation in the bonus plan; Mr. Ross participates at 60% of his salary and the other officers participate at 30% to 40% of their salaries.

     Although the Company's total return to shareholders was down 9% in 2002, the Company outperformed the Standard & Poor Industrial Index, the Standard & Poor Midcap Index and the Russell 2000 Index, which were down 23%, 15% and 20%, respectively. The Company's total return to shareholders was up 2% over the last five years compared to the Standard & Poor Industrial Index and the Russell 2000 Index, which were down 1%, and the Standard & Poor Midcap, which was up 6%. The Company's earnings from continuing operations in 2002 compared to 2001 were down 2%. Mr. Ross received a salary increase of 3.5% to $590,000 for 2003 and the other three officers not leaving received an average salary increase of 3.3% for 2003. Mr. Ross received a bonus for 2002 of $218,538 based on the performance of Mr. Ross and the Company in 2002. The Committee reviewed the total compensation for Mr. Ross and determined that it was below the survey amounts for chief executive officers at similar companies according to information provided by outside consultants. Based on this information and on his performance, as well as the performance of the Company in 2001, the Committee granted Mr. Ross 40,000 shares of stock awards during the year.

     The officers' bonuses are tied directly to the Company's financial performance. Bonus targets are established for the officers based on their level of responsibility. The amount of bonus to which an officer is entitled is based on Federal's pre-tax profits (before extraordinary items, interest on long-term debt and bonus payments) as a percentage of Federal's average stockholders' equity plus average long-term debt, as well as on goals for the growth of the Company. The officers' bonus targets remain the same for 2003. The 2002 bonus target achievement was 26% of plan. The other four officers' bonuses constituted about 24% of their cash compensation.

     The third major component of the officers' compensation consists of stock options and awards. This is long-term compensation which provides value to the officers based on the increased market value of the Company for all stockholders. The Performance Graph on page 11 shows that Federal outperformed the Standard & Poor Industrials Index, the Standard & Poor Midcap Index and the Russell 2000 Index in the years 2000, 2001 and 2002, and has outperformed all of them except the Standard & Poor Midcap Index over the last five years. To give the officers an incentive to increase shareholder value and to compensate them in accordance with such increases in shareholder value, the Compensation and Benefits Committee generally grants to the officers on an annual basis additional stock options and restricted stock awards. The compensation officers receive from stock options is down because of the performance of the Company's stock price. The Committee subjectively determines the number of shares to be granted and there is no mechanical relationship between the number of options and restricted share awards to be granted, nor is there a mechanical relationship to prior grants. The number of option shares, as well as the value of stock awards on the date of grant for Mr. Ross and the other named officers, is set forth in the Summary Compensation Table on page 6.

     Section 162(m) of the Internal Revenue Code provides that compensation in excess of $1.0 million paid to the chief executive officer and the four most highly compensated executive officers of a public company will generally be non-deductible for federal income tax purposes, subject to certain exceptions. The Committee intends to structure compensation arrangements in a manner that will avoid the deduction limitations imposed by Section 162(m) in appropriate circumstances. However, the Committee believes that it is important and necessary that the Committee retain the right and flexibility to provide and revise compensation arrangements, such as base salary and cash bonus incentive opportunities, that may not qualify under Section 162(m) if, in the Committee's view, such arrangements are in the best interests of the Company and its shareholders.

JAMES C. JANNING                  PAUL W. JONES                 WALDEN W. O'DELL

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                         FOR FEDERAL SIGNAL CORPORATION

                                    (GRAPH)

--------------------------------------------------------------------------------
                        1997      1998      1999      2000      2001      2002
--------------------------------------------------------------------------------
 FSC                     100       130        80       101       119       108
 S&P Industrials         100       134       170       143       126        96
 S&P Midcap              100       119       137       161       160       136
 Russell 2000            100        97       118       115       117        93

Assumes $100 invested on December 31, 1997 in Federal Signal Corporation Common Stock (FSC), S&P Industrials Index, the S&P 400 Midcap Index (S&P Midcap) and the Russell 2000 Index.

* Total return assumes reinvestment of dividends and is based on fiscal years ending December 31.

                      ONE YEAR TOTAL RETURN ON INVESTMENT
                 (ASSUMING $100 INVESTED ON DECEMBER 31, 2001)

----------------------------------------------------------------------
                                         2001       2002      % change
----------------------------------------------------------------------
 FSC                                      100        91          -9%
 S&P Industrials                          100        77         -23%
 S&P Midcap                               100        85         -15%
 Russell 2000                             100        80         -20%

                      AMENDMENT TO THE STOCK BENEFIT PLAN

     On April 17, 1996 Federal's shareholders approved the Federal Signal Stock Benefit Plan (the "Plan"). The Plan provides stock options, awards and units to employees and directors of Federal and below market stock options to Federal directors in lieu of director fees (the amount below market is equal to the amount of waived director fees). On April 15, 1998 the shareholders approved an amendment of the Plan to expand participation in the Plan by deleting the definition of "key" employee. The purpose of this was to allow a greater number of employees to participate in the Plan therefore increasing their identification with shareholders and to give them an incentive to further increase the Company's shareholder value in the future. On April 15, 1999 Federal's shareholders approved an amendment of the Plan to increase the number of shares of Common Stock subject to the Plan by 1,500,000 shares. As of February 28, 2003 there were less than 31,000 shares available for future grants of benefits under the Plan. On December 12, 2002 the Board of Directors of Federal Signal approved an amendment of the Plan, subject to shareholder approval, to increase the number of shares of Common Stock subject to the Plan by 1,500,000 shares and to allow, at a director's election, the granting of stock awards to the director in place of the director's fees being paid in cash.

     For more information about the Plan, see the Executive Compensation section of this Proxy Statement and Note I, Stock Based Compensation of the Financial Statements.

     The Plan, including the proposed amendment, is attached as Exhibit B.

     The Amendment will be effective upon the approval of a majority of the outstanding shares of Common Stock voting at the meeting. Even after adding these additional shares, the number of shares available for benefits under the Company's plans (see page 8) is substantially below the number of shares for options as a percentage of shares outstanding compared to other similar companies. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ADOPTION OF THE AMENDMENT TO THE PLAN.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Company's Board of Directors is currently comprised of four directors, none of whom are officers or employees of the Company. All members are "independent" under rules recently adopted by the New York Stock Exchange and the Sarbanes-Oxley Act. The Board of Directors has adopted a revised charter for the Audit Committee, which is included as Exhibit
A. In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibility for monitoring the integrity of the accounting, auditing, financial reporting practices, and compliance with legal and regulatory requirements of the Company, including its code of business ethics. In addition, for each fiscal year, the Audit Committee selects independent public accountants to audit the financial statements of the Company and its subsidiaries, subject to approval of the Board of Directors. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors' independence.

     The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual

Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

CHARLES R. CAMPBELL      JAMES C. JANNING     JOAN E. RYAN     RICHARD R. THOMAS

                             ACCOUNTING INFORMATION

     Ernst & Young has been selected by Federal to serve as its independent public accountants for the fiscal year ending December 31, 2003. A representative of that firm will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and to respond to questions of stockholders. The appointment of the auditors is approved annually by the Board of Directors based upon the recommendation of the Audit Committee. ERNST & YOUNG FEES FOR 2001 AND 2002 WERE:

                                             AUDIT-
                                  AUDIT     RELATED      TAX      OTHER FEES     TOTAL
                                 --------   --------   --------   ----------   ----------
2001:..........................  $509,000   $ 74,000   $224,445    $ 57,000    $  864,445
2002:..........................  $579,000   $142,000   $289,000    $141,000    $1,151,000

                          FUTURE STOCKHOLDER PROPOSALS

     In order to be considered for inclusion in the proxy statement for the 2004 Annual Meeting of Shareholders, stockholder proposals must be received by Federal on or before November 24, 2003.

                                 OTHER BUSINESS

     As of the date hereof, the foregoing is the only business which management intends to present, or is aware that others will present, at the meeting. If any other proper business should be presented to the meeting, the proxies will be voted in respect thereof in accordance with the discretion and judgment of the person or persons voting the proxies.

                                          By order of the Board of Directors

                                          KIM A. WEHRENBERG
                                          Secretary
                                          Federal Signal Corporation

                                                                       EXHIBIT A

                           FEDERAL SIGNAL CORPORATION

                            AUDIT COMMITTEE CHARTER

PURPOSE

     The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

     The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

COMMITTEE MEMBERSHIP

     The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. At least one member of the Audit Committee shall be a financial expert as defined by the Commission. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

     The members of the Audit Committee shall be appointed by the Board on the recommendation of the Corporate Nominating and Governance Committee. Audit Committee members may be replaced by the Board.

MEETINGS

     The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

     The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

     The Audit Committee shall preapprove all material auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in the Exchange Act which are approved by the Audit Committee prior to the completion of the audit.

     The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

     The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

     The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance.

     The Audit Committee, to the extent it deems necessary or appropriate, shall:

  FINANCIAL STATEMENT AND DISCLOSURE MATTERS

     1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

     2. Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors' review of the quarterly financial statements.

     3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

     4.  Review and discuss reports from the independent auditors on:

          (a) All critical accounting policies and practices to be used.

          (b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

          (c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

     5. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

     6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

     7. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

     Discuss with independent auditor the matters to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     8. Discuss any difficulties encountered in the course of the audit work, restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

     9. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

  OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT AUDITOR

     10.  Review and evaluate lead partner of the independent auditor team.

     11. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by government or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm,
(c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

     12. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

     13. Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

     14. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

  OVERSIGHT OF THE COMPANY'S INTERNAL AUDIT FUNCTION

     15. Review the appointment and replacement of the senior internal auditing executive.

     16. Review the significant reports to management prepared by the internal auditing department and management's responses.

     17. Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

  COMPLIANCE OVERSIGHT RESPONSIBILITIES

     18. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

     19. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

     20. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable account or auditing matters.

     21. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

     22. Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

LIMITATION OF AUDIT COMMITTEE'S ROLE

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

                                                                       EXHIBIT B

                           FEDERAL SIGNAL CORPORATION

                               STOCK BENEFIT PLAN
                          (AS PROPOSED TO BE AMENDED)*

1.  PURPOSE OF THE PLAN.

     The purpose of this Stock Benefit Plan (the "Plan") is to secure for Federal Signal Corporation, a Delaware corporation (the "Corporation"), and its stockholders the benefits of incentive compensation of the management personnel of the Corporation and its subsidiaries and to ensure a tax deduction for the Corporation for certain compensation under the Plan. By virtue of the benefits available under the Plan, directors and employees who are responsible for the future growth and continued success of the Corporation have an opportunity to participate in the appreciation in the value of the stock of the Corporation which furnishes them with an incentive to work for and contribute to such appreciation through the growth and success of the Corporation. In addition, it is generally recognized that incentive compensation programs aid in retaining and encouraging key employees of ability and in recruiting additional able employees.

2.  SHARES SUBJECT TO THE PLAN.

     An aggregate of 2,500,000 plus an additional 1,500,000 shares of Common Stock ($1.00 par value) of the Corporation shall be subject to the Plan and such shares may be issued under the Plan pursuant to Stock Options, Stock Awards or such other Stock Unit Awards (collectively "Benefits") as the Committee, as defined below, in its discretion, may determine and the total number of Benefit shares or units that can be granted under the Plan shall not exceed 2,500,000 plus an additional 1,500,000 shares except as set forth in the next paragraph. Such shares may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Corporation.

     In the event that any option under the Plan expires or is terminated without being exercised for any reason prior to the end of the period during which options may be granted under the Plan, the shares theretofore subject to such option, or the unexercised portion thereof, shall again become available for grant under the Plan. In the event that any shares granted as stock awards or stock unit awards expire, terminate or become the property of the Corporation pursuant to the Plan, the number of such shares shall again become available for granting as Benefits awards under the Plan.

3.  ADMINISTRATION OF THE PLAN.

  A.  THE COMMITTEE.

     The Plan shall be administered by the Compensation/Stock Option Committee of the Board of Directors or such other committee as shall be designated by the Board of Directors (the "Committee"). The Committee shall consist of not less than two Directors of the Corporation, and shall be appointed by the Board of Directors. Any decision or determination reduced to writing and signed by all the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee) and may make such rules and regulations for the conduct of its business as it shall deem advisable. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his or her service on the Committee. Service on the Committee shall constitute service as a Director of the Corporation so that members of the Committee shall be entitled to indemnification and reimbursement as Directors of the Corporation.

------------

     *The proposed amendment is the portion of sections 2 and 6A typeset in italics.

  B.  AUTHORITY OF THE COMMITTEE.

     Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the employees to whom, and the time or times at which, Benefits shall be granted and the number of shares to be subject to each Benefit provided, however, no individual may receive more than 100,000 of the shares per year under the Plan. In making such determinations, the Committee may take into account the nature of the services rendered or expected to be rendered by the respective employees, their present and potential contributions to the Corporation's success, the anticipated number of years of effective service remaining and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and conditions of the respective Benefits (which terms and conditions need not be the same in each case), to impose restrictions on any shares issued as or pursuant to the Benefits and to determine the manner in which such restrictions may be removed, and to make all other determinations deemed necessary or advisable in administering the Plan. The Committee may specify in the original terms of any Benefit or, if not so specified, shall determine whether any authorized leave of absence or absence on military or governmental service or for any other reason shall constitute a termination of employment for purposes of the Plan. The Committee shall have the authority to issue shares of Common Stock or pursuant to the Benefits and to determine the consideration received by the Corporation for such Benefits granted pursuant to the Plan. The determination of the Committee on the matters referred to in this paragraph shall be conclusive.

  C. GRANTING DATE.

     The action of the Committee with respect to the granting of a Benefit shall take place on such date as a majority of the members of the Committee at a meeting shall make a determination with respect to the granting of a Benefit or, in the absence of a meeting, on such date as a written designation covering such Benefit shall have been authorized by all members of the Committee. The effective date of the grant of a Benefit (the "Granting Date") shall be the date specified by the Committee in its determination or designation relating to the award of such Benefit, provided that the Committee may not designate a Granting Date with respect to any Benefit which shall be earlier than the date on which the granting of such Benefit shall have been approved by the Committee.

4.  ELIGIBILITY.

     Benefits may be granted to employees (which term shall be deemed to include officers) who on the Granting Date (or, with respect to Benefits that are not incentive stock options, within 30 days thereafter in the instance of newly hired employees) are in the employ of the Corporation or one of its then subsidiary corporations (the "subsidiaries"), as defined in Section 425 of the Internal Revenue Code of 1954, as amended (the "Code"), and Directors. Below market stock options may also be granted to any Director of the Corporation in lieu of part or all of their Directors' fees in accordance with Section 8 of this Plan.

5.  TERMS AND CONDITIONS OF OPTIONS.

  A.  PURCHASE PRICE AND TERMS OF OPTIONS.

     (i) The purchase price of the Common Stock under each option shall be determined by the Committee, but for options granted under Section 5 of the Plan, the price shall not be less than 100% of the fair market value of the Common Stock, as determined by the Committee, on the Granting Date for such option.

     (ii) Options granted under this Plan may be either Incentive Stock Options (as defined in Section 422A of the Code) or Non-Incentive Stock Options (i.e., options which are not within the Section 422A definition).

          a. Incentive Stock Options: Subject to the minimum option price specified in subparagraph 5(A)(i) hereof, the terms of each incentive stock option granted under the Plan, which may be different in each case, shall include those terms which are required by Section 422A of the Code, and such other terms not inconsistent therewith as the Committee may determine.

          b. Non-Incentive Stock Options: Subject to minimum option price specified in subparagraph 5(A)(i) hereof, the terms of each stock option granted under this Plan that is not an incentive stock option, which terms may be different in each case, shall be determined by the Committee.

  B.  TERM OF OPTIONS.

     The term of each option granted under the Plan shall be for a period of ten years unless otherwise determined by the Committee. Each option shall become exercisable, unless otherwise determined by the Committee in its discretion, with respect to one-half the number of shares subject thereto after the first anniversary following the Granting Date, and shall be exercisable with respect to all shares subject thereto after the second anniversary following the Granting Date.

  C. RESTRICTIONS ON TRANSFER AND EXERCISE.

     (i) Except as hereinafter provided, no option granted pursuant to the Plan may be exercised at any time unless the holder thereof is then an employee of the Corporation or of a subsidiary. Options granted under the Plan shall not be affected by any change of employment so long as the grantee continues to be an employee of the Corporation or of a subsidiary. Retirement pursuant to the Corporation's then prevailing retirement policies and plans shall be deemed to be a termination of employment.

     (ii) Unless the Committee determines otherwise, in the event of the termination of employment of a grantee of an option (otherwise than by reason of death), such option may be exercised (only to the extent that the employee was entitled to do so at the termination of his employment) at any time within (1) for options that are not incentive stock options, (a) two years after such termination if such termination is due to disability (as defined in Section 105(d)(4) of the Code) or retirement unless, at the time of employment termination, the Committee extends the period of exercise., (b) three months after such termination in all other cases, unless such period shall be extended by the Committee in its discretion; or (2) in the case of incentive stock options, (a) one year after such termination if such termination is due to disability (as defined in Section 105(d)(4) of the Code) or such lesser time as the Committee may specify from time to time, or (b) three months after such termination in all other cases unless such period shall be extended by the Committee in its discretion. In no event shall an option be exercisable after the expiration date of the option.

     (iii) Unless the Committee determines otherwise, if a grantee shall die while an employee of the Corporation or a subsidiary or within three months after the termination of employment of the grantee, an option held by such grantee may be exercised to the extent the option was exercisable by such grantee at the date of death, by a legatee or legatees of such option under the grantee's last will, or by the grantee's personal representative or distributees, at any time within one year after the grantee's death, provided that in no event shall the option be exercised after the expiration of the period of the option.

     (iv) No option granted under the Plan shall be transferable otherwise than by will or the law of descent and distribution and an option may be exercised, during the lifetime of the grantee thereof, only by the grantee thereof.

  D.  EXERCISE OF OPTIONS; ALTERNATIVE SETTLEMENT METHODS.

     (i) Subject to the limitations set forth in the Plan and the original terms of the option, any option granted and exercisable pursuant to the Plan may be exercised in whole or in part from time to time. Except in the case of the election of an alternative settlement method as hereinafter provided, payment for shares of Common Stock purchased shall be made in full at the time that an option, or any part thereof, is exercised. Unless the Committee determines otherwise in its discretion, a grantee holding an option may make all or a portion of payment upon exercise of an option through delivery of shares of Common Stock of the Corporation. Any shares so delivered shall be valued at the closing price on the New York Stock Exchange on the date of the exercise of the option (or, if no such closing price is available, the value shall be determined in such other manner as the Committee may deem appropriate).

     (ii) The Committee, in its discretion, may provide that any option granted pursuant to the Plan may, by its terms, confer upon the grantee the right to elect any of the alternative settlement methods set forth in subparagraph (iv) below.

     (iii) The Committee may, in its discretion and at the request of a grantee holding an option granted pursuant to the Plan that does not by its terms include the right to elect any of such alternative settlement methods, permit the election of any of such alternative methods by the grantee. The Committee, in its discretion, may at the request of the holder of an option on the Common Stock of the Corporation, which option is exercisable at the time of the request and which was granted pursuant to any stock option plan or other similar plan heretofore established for the benefit of employees of the Corporation, permit the election of any of such alternative methods by such holder. The authority of the Committee to permit such elections of alternative settlement methods shall not confer upon the grantee or holder of any option the right to such an election.

     (iv) The alternative settlement methods are: (a) cash equal to the excess of the value of one share of Common Stock over the purchase price set forth in the option times the number of shares as to which the option is exercised; (b) the number of full shares of Common Stock having an aggregate value not greater than the cash amount calculated under alternative (a); (c) any combination of cash and full shares having an aggregate value not greater than the cash amount calculated under alternative (a). Notwithstanding the other provisions of the Plan, election of an alternative settlement method involving the receipt of cash shall be subject to the approval of the Committee at the time of such election. For purposes of determining an alternative settlement, the value per share of Common Stock shall be the closing price on the New York Stock Exchange on the date of the exercise of the option (or, if no such closing price is available, the value shall be determined in such other manner as the Committee may deem appropriate).

     (v) In the event that an option granted or to be granted under the Plan is not an incentive stock option under Section 422A of the Code, then the Committee may, in its discretion, commit the Corporation to pay to the option holder, at the time the taxes or an amount of cash equal to the amount of income tax payable by the grantee as a result of the option exercise and as a result of this tax reimbursement.

     (vi) Exercise of an option in any manner, including an exercise involving an election of an alternative settlement method, shall result in a decrease in the number of shares which thereafter may be available for purposes of granting options under the Plan by the number of shares as to which the option is exercised.

  E.  MANNER OF EXERCISE.

     An option shall be exercised by giving a written notice to the Secretary of the Corporation stating the number of shares of Common Stock with respect to which the option is being exercised and containing such other information as the Secretary may request, including the election requesting authorization of an alternative settlement method.

6.  STOCK AWARDS.

  A.  AWARD OF SHARES.

     Stock awards will consist of shares of Common Stock of the Corporation issued to eligible officers, and to directors, if they so elect, in lieu of their director fees being paid in cash.

  B.  RESTRICTIONS ON TRANSFER.

     Stock awards shall be subject to such terms and conditions as the Committee determines to be appropriate, including, without limitation, restrictions on the sale or other disposition of such shares. Except as hereinafter provided, or unless the Committee determines otherwise (either at the time of the grant of a stock award or at any time thereafter), shares granted as stock awards pursuant to the Plan shall not be sold, transferred, assigned or otherwise disposed of by the grantee. In the event of termination of full time employment (including, but not limited to, the retirement of the grantee) for any reason prior to the termination date of any restrictions pertaining to the stock award, the shares then subject to restrictions shall become the property of the Corporation, provided, however, that the obligation not to dispose of shares acquired pursuant to a stock award and the right of the Corporation to receive such shares shall lapse, unless the Committee determines otherwise in its discretion, as to one-fourth (or such other portion as the Committee shall establish in the stock award) of the shares received in one stock award on each of the first four anniversary dates following the Granting Date thereof (or on such other date(s) as the Committee shall establish in the stock award), and provided further that the Committee may determine (either at the time of the grant of a stock award or at any time thereafter) that in the event a grantee's employment is terminated on account of death, the permanent disability of such grantee or upon such other conditions as the Committee may approve, all restrictions remaining on shares granted to such grantee shall lapse and such shares shall not become the property of the Corporation.

     All restrictions applicable to any stock award shall apply to any shares resulting from a stock dividend, stock split, or other distribution of shares of the Corporation with respect to the stock award, effective as of the Granting Date of such stock award.

     All restrictions applicable to any stock award shall lapse (1) as to all shares granted in such award, in the event any tender offer subject to Section 14(d) of the Securities Exchange Act of 1934, or any successor thereto, shall be made for any of the outstanding Common Stock of the Corporation, or (2) as to any securities, property, cash or combinations thereof received in exchange for stock award shares pursuant to any merger, consolidation, liquidation or dissolution of the Corporation.

7.  STOCK UNIT AWARDS.

     In order to enable the Corporation and Committee to respond quickly to significant developments in applicable tax and other legislation and regulations and interpretations thereof, and to trends in executive compensation practices, the Committee shall also be authorized to grant to participants, either alone or in addition to other Benefits granted under the Plan, awards of stock and other awards that are valued in whole or in part by reference to, or are otherwise based on Common Stock of the Corporation ("stock unit awards") such as phantom stock, below market options, performance units, etc. Other stock unit awards may be paid in Common Stock of the Corporation, cash or any other form of property as the Committee shall determine.

     The Committee shall determine the key employees to whom other stock unit awards are to be made, the times at which such awards are to be made, the number of shares to be granted pursuant to such awards and all other conditions of such awards. The provisions of the stock unit awards need not be the same with respect to each recipient. The participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber the shares prior to the later of the date on which the shares are issued, or the date on which any applicable restriction, performance or deferral period lapses. Stock (including securities convertible into stock) granted pursuant to other stock unit awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Stock (including securities convertible into stock) purchased pursuant to purchase rights granted pursuant to other stock unit awards may be purchased for such consideration as the Committee shall determine which price shall not be less than par value of such stock or other securities on the date of grant.

8.  DIRECTOR OPTIONS.

     Directors of the Corporation may elect to receive below-market stock options in lieu of part or all of their Director fees. Such options shall be granted at a price of $1.00 (par value of the Common Stock) per share. The number of shares to be granted shall be determined by dividing the amount of Director fees (that the Director irrevocably elected to take in the form of below market options instead of cash) by the fair market value of a share of Common Stock on the date of grant after subtracting the $1.00 option price from such fair market value. These options shall be 100% vested on the date of grant, but shall not be exercisable until six months after the date of grant. The term of these options shall be for ten years and they shall not be transferable otherwise than by will or the laws of descent and distribution and may only be exercised by the Director, his guardian or legal representative during the Director's lifetime. Election of an alternative settlement method shall not be available for these options.

9.  STOCKHOLDER AND EMPLOYMENT RIGHTS.

     A holder of an option shall have none of the rights of a stockholder with respect to any of the shares subject to option until such shares shall be issued upon the exercise of the option.

     Subject to the other provisions of the Plan, upon the date of issuance of certificates representing a stock award, the grantee shall have all the rights of a stockholder including the right to receive dividends and to vote the shares. However, the certificates representing such shares and any shares of the Corporation issued with respect thereto or in exchange therefor shall be held by the Corporation for account of the grantee and the grantee shall deliver to the Corporation upon request a stock power or powers executed in blank, covering such shares. As and when restrictions lapse, the certificates representing such shares shall be released to the grantee.

     Nothing in the Plan or in any Benefit granted pursuant to the Plan shall, in the absence of an express provision to the contrary, confer on any individual any right to be or to continue in the employ of the Corporation or any of its subsidiaries or shall interfere in any way with the right of the Corporation or any of its subsidiaries to terminate the employment of any individual at any time.

10.  ADJUSTMENTS IN COMMON STOCK.

     The aggregate number of shares of Common Stock of the Corporation on which Benefits may be granted hereunder, the number of shares thereof covered by each outstanding Benefit, the price per share thereof in each such Benefit may all be approximately adjusted, as the Board of Directors or the Committee may determine, for any increase or decrease in the number of shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares whether through reorganization, recapitalization, stock split-up or combination of shares, or the payment of a stock dividend or other increase or decrease in such shares effected without receipt of consideration by the Corporation.

     Subject to any required action by the stockholders, if the Corporation shall be the surviving corporation in any merger or consolidation, any Benefit granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Benefit would have been entitled pursuant to the merger or consolidation. Upon a dissolution of the Corporation, or a merger or consolidation in which the Corporation is not the surviving corporation, every Benefit outstanding hereunder shall terminate, provided, however, that in the case of such dissolution, merger or consolidation, then during the period thirty days prior to the record date of such event, each holder of an Benefit granted pursuant to the Plan shall have a right to exercise the Benefit, in whole or in part, notwithstanding any other provision of the Plan or Benefit agreement.

11.  AMENDMENT AND TERMINATION.

     Unless the Plan shall theretofore have been terminated, the Plan shall terminate on, and no Benefit shall be granted hereunder after, April 17, 2006, provided that the Board of Directors of the Corporation may at any time prior to that date terminate the Plan.

     The Board of Directors shall have complete power and authority to amend the Plan, provided, however, that except as expressly permitted in the Plan, the Board of Directors shall not, without the affirmative vote of the holders of a majority of the voting stock of the Corporation, increase the maximum number of shares on which Benefits may be granted amend the formula for determination of the purchase price of shares on which options may be granted, extend the period during which Benefits may be granted, or amend the requirements as to the class of employees eligible to receive Benefits.

     No termination or amendment of the Plan may, without the consent of the holder of any outstanding Benefit, adversely affect the rights of such holder or grantee. The termination of the Plan shall not affect restrictions applicable to any Benefits, outstanding or existing at the time of such termination.

12.  EFFECTIVENESS OF THE PLAN.

     The Plan shall become effective on adoption by the Board of Directors of the Corporation, and approval by the holders of a majority of the voting stock of the Corporation. Should such holders fail so to approve it, the Plan and all actions taken thereunder shall be and become null and void. Any other provisions of the Plan to the contrary notwithstanding, no Benefits granted under the Plan may be exercised or vested until after such stockholder approval.

13.  GOVERNMENT AND OTHER REGULATIONS.

     The obligation of the Corporation to sell or deliver shares under Benefits granted pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

 PROXY

                           FEDERAL SIGNAL CORPORATION
                 1415 W. 22ND STREET, OAK BROOK, ILLINOIS 60523

           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON APRIL 17, 2003 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

James A. Lovell, Jr. and Kim A. Wehrenberg, or either of them, with full power of substitution, are hereby authorized to vote the shares of Common Stock of Federal Signal Corporation which the undersigned is entitled to vote at the 2003 Annual Meeting of Stockholders to be held at the Marriott Hotel-Oak Brook, 1401
W. 22nd Street, Oak Brook, Illinois on Thursday, April 17, 2003 at 11:00 a.m., and at all adjournments thereof, as indicated on this card for the proposals described in the Notice and Proxy Statement for such meeting and in their discretion on other matters which may properly come before the meeting.

UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

                                 [ ] Check here for address change.

                                 New Address: _____________________

                                 __________________________________

                                 __________________________________


       (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

[X] PLEASE MARK YOUR                                                                                                    | 5887
    VOTES AS IN THIS                                                                                                     -----
    EXAMPLE.

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THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR
THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.
------------------------------------------------------------------------------------------------------------------------------------

                FOR ALL  WITHHELD FOR ALL                                                                   FOR    AGAINST   ABSTAIN
1. Election of    [ ]          [ ]         Nominees: James C. Janning,       2. Approval of amendment to    [ ]      [ ]       [ ]
   Directors --                            Joseph J. Ross and Joan E. Ryan.     the Federal Signal
                                                                                Corporation Stock Benefit
                                                                                Plan to increase shares
                                                                                by 1,500,000.

For, except vote withheld from the following nominee(s):                        Change of Address/
                                                                                Comments on Reverse Side.     [ ]

------------------------------------------------------------------------------------------------------------------------------------

                                                                                PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.
                                                                                JOINT OWNERS SHOULD EACH SIGN. WHERE
                                                                                APPLICABLE, INDICATE OFFICIAL POSITION
                                                                                OR REPRESENTATIVE CAPACITY.


                                                                                --------------------------------------------

                                                                                --------------------------------------------
                                                                                 SIGNATURE(S)                    DATE



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                                                   /\ FOLD AND DETACH HERE /\


                                                     YOUR VOTE IS IMPORTANT!

                                   PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                                                  USING THE ENCLOSED ENVELOPE.
